CODE OF ETHICS CERTIFICATION




I hereby certify that:

         -        I have read and understand the Code;

         -        I am subject to the Code;

         -        I  have   complied  and  will  continue  to  comply  with  the
                  requirements of the Code; and

         - I have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.





                                         ---------------------------------------
                                                            (Signature)


                                         ---------------------------------------
                                                           (Print Name)


                                         ---------------------------------------
                                                              (Date)

                                   MEMORANDUM


TO:

FROM:    Greg Duch

DATE:    03/20/2000

RE:               Code of Ethics

--------------------------------------------------------------------------------


         In accordance with the provisions of our Code of Ethics we require that all employees must certify annually that:

                  -        they have read and understood the Code;
                  -        they are subject to the Code;
                  - they have complied and will continue to comply with the requirements of the Code; and
                  - they have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.

         Therefore, attached to this memorandum is a copy of our current Code of Ethics together with a Certification Form.

         PLEASE SIGN THE CERTIFICATION FORM AND RETURN IT BY MARCH 27, 2000 TO ROSEMARY KIERNAN.

         If you have any questions,  please contact Mary  Marsden-Cochran  (ext.
3638) or Felix Mazer (ext. 5292).

                                 CODE OF ETHICS



I.       General Principles

         This Code of Ethics ("Code") establishes rules of conduct that govern personal investment activities of employees of Fred Alger Management, Inc. ("Alger"), Fred Alger & Company, Incorporated ("Alger Inc.") and each registered investment company for which Alger acts as investment adviser ("Alger Fund").

         The following categories of personnel are covered by the Code:

         (1) portfolio managers - those employees who have direct responsibility and authority to make investment decisions affecting an Alger Fund and their immediate family members residing in the same household;

         (2) investment personnel - portfolio managers and all persons such as securities analysts and traders, who provide information and advice to a portfolio manager or who help execute the portfolio manager's decisions and their immediate family members residing in the same household; and

         (3) access persons - all employees of Alger and Alger Inc. (including investment personnel) and their immediate family members residing in the same household; and "interested" directors or trustees and officers of Alger, Alger Inc. or any Alger Fund.

         (4) An independent trustee or director of any Alger Fund will be subject to the preclearance and reporting requirements of
                  Section III of the Code only if such person, at the time of his transaction, knows, or in the ordinary course of fulfilling his official duties as a director of such company should know, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchases or sells, is or was purchased or sold by any Alger Fund or is being considered for purchase or sale by any Alger Fund or Alger.

         Certain general fiduciary principles govern the personal investment activities of all employees:

         (1) the duty at all times to place the interests of Alger Fund shareholders and Alger investment accounts first;

         (2) the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

         (3) the fundamental standard that Alger personnel should not take inappropriate advantage of their positions.


         The restrictions and procedures of the Code apply to all accounts in which an access person has, or by reason of the subsequent transaction acquires, any direct or indirect beneficial ownership (as defined in Exhibit A).

         For purposes of the Code, the term "security" shall not include government securities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.


II.      Restrictions on Personal Investing

         A.       Initial Public Offerings

                  - Investment personnel may not acquire any securities in an initial public offering.

         B.       Private Placements

                  - Investment personnel must obtain prior approval of any acquisition of securities in a private placement.

                           (a) Any such approved acquisition must be disclosed if the investment person subsequently participates in any Alger Fund's consideration of an investment in the issuer.

                           (b) Any Alger Fund's subsequent decision to purchase securities of the issuer will be subject to independent review by investment personnel with no personal interest in the issuer.

         C.       Blackout Periods

                  1.       An  access   person  may  not  execute  a  securities
                           transaction at a time when any Portfolio Manager is considering the purchase or sale of that security. If the Alger Fund is in the middle of a buying or selling program for that security, the program must be completed before the access person may execute his or her transaction.

                           (a)      An  access  person  may  not  recommend  any
                                    securities  transaction  by  an  Alger  Fund
                                    without   having   disclosed   his   or  her
                                    interest,  if any, in such securities or the
                                    issuer    thereof,     including     without
                                    limitation:

                                    (1)      direct   or   indirect   beneficial
                                             ownership of any  securities of the
                                             issuer;

                                    (2)      any position with the issuer or its
                                             affiliates; and

                                    (3)      any  present or  proposed  business
                                             relationship  between the issuer or
                                             its  affiliates  and such person or
                                             any party in which such  person has
                                             a significant interest.

                  2. A portfolio manager may not buy or sell a security within seven calendar days before and after the Alger Fund that he or she manages trades in that security unless one of the following situations exists:

                           (a) The Alger Fund receives a better price on its transaction made within seven days of the portfolio manager's transaction.

                           (b) If a portfolio manager has recommended a security for purchase or sale by an Alger Fund and his or her recommendation is overruled by Senior Management, he or she may purchase or sell that security for his or her own account. If Senior Management subsequently changes its position regarding that security and decides to purchase or sell the security for an Alger Fund within 7 days of the portfolio manager's transaction for his or her own account, the Fund's purchase or sale will not require disgorgement by the portfolio manager.

                           (c) The portfolio manager can demonstrate that a hardship exists which requires the sale of the security within the prohibited time period.

                   3. Any profits realized on trades within the proscribed periods must be disgorged to the appropriate Alger Fund or to charity.


         D.       Short-term Trading

                  Investment personnel may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities* within 60 calendar days unless the security is not held by any Alger Fund and is not eligible for purchase by any Alger Fund.

                     - The Compliance Officer will consider exemptions to this prohibition on a case-by-case basis when it is clear that no abuse is involved and the equities of the situation strongly support an exemption.

* Includes options and short sales

         E.       Gifts

                  Investment personnel may not accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of an Alger Fund.


         F.       Service as a Director

                  Investment Personnel must obtain prior authorization to serve on the board of directors of a publicly traded company. Such authorization will be based on a determination that the board service would be consistent with the interests of the Alger Fund and its shareholders.


III.     Compliance Procedures

         A.       Preclearance

                  All access persons must preclear their personal securities transactions with the Compliance Officer.

                  - The Compliance Officer must preclear the personal securities transactions of all access persons with the Portfolio Managers in addition to preclearance with the trading desk.

                  - Any approval will be valid only for the day on which it is granted.


         B.       Brokerage Confirmations and Statements

                  All access persons should direct their brokers to supply duplicate copies of all confirmations and periodic statements to the firm's Compliance Officer.


         C.       Disclosure of Personal Holdings

                  All   investment   personnel   must  disclose  their  personal
                  securities   holdings  upon  commencement  of  employment  and
                  thereafter on an annual basis.

         D.       Certification of Compliance With the Code

                  All access persons must certify annually that:

                  -        they have read and understood the Code;

                  -        they are subject to the Code;

                  -        they have complied with the requirements of the Code;
                           and

                  -        they   have   disclosed   all   personal   securities
                           transactions required to be disclosed pursuant to the Code.


         E. The management of each Alger Fund will prepare an annual report to the Fund's Board of Trustees/Directors that:

                  - summarizes existing procedures concerning personal investing and any changes made during the previous year;

                  -        identifies  any  violations   requiring   significant
                           remedial action during the previous year; and

                  -        identifies  any   recommended   changes  in  existing
                           restrictions or procedures.


 IV.     Sanctions

         Upon discovering that an access person has not complied with the requirements of this Code, the Board of Directors of Alger or of any Alger Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.


  V.     Confidentiality

         All information obtained from any access person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

  VI.    Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any access person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedure adopted by Alger or by an Alger Fund governing the conduct of such person.










                                                                      03/17/2000

                                                                       EXHIBIT A



         For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an Access Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an Access Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member, if he may exercise a controlling influence over the purchase, sale or voting of such securities held for his account by pledgees, securities owned by a partnership in which he is a member, if he may exercise a controlling influence over the purchase, sale or voting of such securities and securities owned by any corporation. Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which an Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by an Access Person where such person enjoys "benefits substantially equivalent to ownership". The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

         An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership.

         Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be treated as being beneficially owned by the Access Person.

         An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.